1 Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this announcement, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement. This announcement is for information purposes only and does not constitute an invitation or solicitation of an offer to acquire, purchase or subscribe for securities or an invitation to enter into an agreement to do any such things, nor is it calculated to invite any offer to acquire, purchase or subscribe for any securities. Neither this announcement nor anything herein forms the basis for any contract or commitment whatsoever. Neither this announcement nor any copy hereof may be taken into or distributed in the United States. The securities referred to herein have not been and will not be registered under the U.S. Securities Act, or with any securities regulatory authority of any state of the United States or other jurisdiction and may not be offered or sold in the United States, except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act, and applicable state or local securities laws. No public offer of securities is to be made in the United States. (incorporated in the Cayman Islands with limited liability) (Stock Code: 1128 and Debt Stock Codes: 5280, 40102, 40259, 40357, 5754, 5877) EARLY REDEMPTION OF SENIOR NOTES DUE 2026 This announcement is issued by Wynn Macau, Limited (the “Company”) pursuant to Rules 13.09(2)(a) and 37.47B of the Listing Rules and under Part XIVA of the Securities and Futures Ordinance (Cap. 571). Reference is made to: (i) the Company’s announcements dated 11 June 2020, 14 June 2020 and 19 June 2020 in connection with the issuance of US$750,000,000 5.500% senior notes due 2026 (the “Original Notes”); and (ii) the Company’s announcements dated 18 August 2020, 20 August 2020 and 26 August 2020 in connection with the issuance of an additional US$250,000,000 5.500% senior notes due 2026 (which were consolidated and form a single series with the Original Notes, together the “2026 Notes”) (collectively, the “Previous Announcements”). The Debt Stock Code for the 2026 Notes is 40259. Unless otherwise defined, capitalized terms used in this announcement shall have the same meanings as ascribed to them in the Previous Announcements. The Company announces that it proposes to exercise its option to redeem the 2026 Notes in whole on 2 September 2025 (the “Redemption Date”) in accordance with the terms and conditions of the Indenture for the 2026 Notes (see the section “Principal Terms of the Notes — Redemption — Optional Redemption” in the announcement of the Company dated 14 June 2020, and the section “Principal Terms of the Notes — Redemption — Optional Redemption — (ii) Additional Notes” in the announcement of the Company dated 20 August 2020 for further details). The 2026 Notes will be redeemed at a redemption price equal to 100% of the principal amount of the 2026 Notes to be redeemed, plus accrued and unpaid interest to, but not including, the Redemption Date. * for identification purpose only Exhibit 99.1

2 As at the close of business on 20 August 2025, being the latest practicable date prior to the issue of this announcement, the aggregate outstanding principal amount of the 2026 Notes was US$1 billion. The Company will satisfy the payment of the outstanding principal amount and accrued and unpaid interest of the 2026 Notes using its internal resources. Upon the full redemption of the outstanding 2026 Notes, all of the redeemed 2026 Notes will be cancelled. Accordingly, the Company will make an application to the Stock Exchange for the 2026 Notes to be delisted from the Stock Exchange following redemption on the Redemption Date. By Order of the Board Wynn Macau, Limited Dr. Allan Zeman Chairman Hong Kong, 22 August 2025 As at the date of this announcement, the Board comprises Craig S. Billings and Frederic Jean-Luc Luvisutto (as Executive Directors); Linda Chen (as Executive Director and Vice Chairman); Ellen F. Whittemore and Julie M. Cameron-Doe (as Non-Executive Directors); Allan Zeman (as Independent Non-Executive Director and Chairman); and Lam Kin Fung Jeffrey, Bruce Rockowitz, Nicholas Sallnow-Smith and Leah Dawn Xiaowei Ye (as Independent Non-Executive Directors).